     As filed with the Securities and Exchange Commission on July 15, 1996

                                                       Registration No. 33-93110
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933


                             ----------------------
                                NHP INCORPORATED
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             52-1445137
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                            identification number)

                         8065 Leesburg Pike, Suite 400
                             Vienna, Virginia 22182
                                 (703) 394-2400
                    (Address of Principal Executive Offices)


                                NHP INCORPORATED
                        1995 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)

                            J. RODERICK HELLER, III
                         8065 LEESBURG PIKE, SUITE 400
                             VIENNA, VIRGINIA 22182
                                 (703) 394-2400
 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE


==================================================================================
                                      PROPOSED       PROPOSED
                         AMOUNT       MAXIMUM        MAXIMUM
TITLE OF SECURITIES      TO BE     OFFERING PRICE   AGGREGATE        AMOUNT OF
  TO BE REGISTERED     REGISTERED    PER SHARE    OFFERING PRICE  REGISTRATION FEE
- ----------------------------------------------------------------------------------
Shares of Common
Stock, $.01 par
value...............     800,000       $15.18(1)  $12,144,000(1)      $4,187.59(1)

Options with
respect to the
foregoing shares of
Common Stock........     800,000              NA              NA                NA

(1) In accordance with the terms of the 1995 Incentive Stock Option Plan, the option price shall not be less than 100% of the fair market value of the common stock at the time the option is granted. In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for ungranted options, of the average of the high and low prices reported in the Nasdaq Stock Market on July 12, 1996, and (b) for granted options, of the actual exercise price specified in those granted options.




================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

           (a) The annual report on Form 10-K of NHP Incorporated, a Delaware corporation (the "Company") filed on March 29, 1996 for the fiscal year ended December 31, 1995 (the "Annual Report") pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual
      Report referred to in (a) above.

           (c) The description of the Common Stock, par value $.01 per share of the Company (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 7, 1995, including any amendment or report filed for the purpose of updating such description.

      In addition, all reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

      This Registration Statement covers options ("Options") for the purchase of Common Stock issued pursuant to the 1995 Incentive Stock Option Plan of the Company (the "Plan"), as well as shares of Common Stock issued pursuant to the exercise of Options. Options for the purchase of up to 800,000 shares of Common Stock may be issued pursuant to the Plan.

      The terms of each Option will be determined by the Compensation Committee of the Board of Directors of the Company, and set forth in an Incentive Stock Option Agreement, subject to the following:

           (a) The exercise price to be paid for a share of Common Stock shall not be less than 100% of the fair market value of the Common Stock at the time the Option is granted. The exercise price under any Option shall not be less than 110% of the fair market value of the Common Stock at the time the Option is granted if the optionee owns Common Stock possessing more than 10 percent of the total combined voting power of all classes of the Company's stock on the date of grant.

           (b) The term of an Option may not exceed 10 years from the date it is granted. No portion of an Option that is granted to an individual who, at the date of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of the Company's stock shall be exercisable after the expiration of five years from the date of grant.

           (c) Except as specifically provided in the stock option agreement pursuant to which an option is granted, an Option may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, decent and distribution or succession), and may be exercised only by the optionee.

           (d) The exercise price of Options must be paid in the form of a good check or in accordance with the terms of any stock option agreement executed by the optionee.

      The Board of Directors, in its discretion and at any time, may amend, or terminate the Plan; however, no modification or amendment will become effective without the approval of the shareholders of the Company if such modification or amendment would increase the maximum aggregate number of shares that may be issued under the Plan. Neither termination of the Plan, nor any modification or amendment thereof, may adversely affect or alter any rights or obligation with respect to any Option or Incentive Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Company or its counsel) in order to comply with the Internal Revenue Code of 1986, as amended, or any rule or regulation promulgated or proposed thereunder.

      Subject to any required shareholder approval, the number of shares represented by the unexercised portion of an outstanding Option, and the number of shares authorized or reserved for issuance under the Plan, as well as the exercise price of outstanding options, shall be proportionally adjusted for (a) a division, combination or reclassification of any of the shares of Common Stock or (b) a dividend payable in shares of Common Stock.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation's request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believes to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless and to the extent that a court of competent jurisdiction provides otherwise), that such person shall not have been adjudged liable to the corporation. Section 8.01 of the Company's Bylaws provides in effect that the Company shall indemnify its directors and officers to the fullest extent permitted by Section 145 of the DGCL.

      Section 102(b)(7) of the DGCL provides that a corporation shall have the power, if its certificate of incorporation so permits, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (regarding unlawful payments of dividends and unlawful stock purchases and redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation limits directors' liability to the maximum extent permitted by law.

      See Item 9 for the Registrant's undertakings with respect to indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

      4 NHP Incorporated 1995 Incentive Stock Option Plan. Incorporated by reference to Amendment No. 1 to Registration Statement on Form S-1, No. 33-93110, filed June 28, 1995.

      5     Opinion of Wilmer, Cutler & Pickering

      24.1 Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5)

      24.2  Consent of Arthur Andersen LLP dated July 12, 1996

      25    Power of attorney (included on signature page)

ITEM 9.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; except, in the case of phrases
      (i) and (ii), to the extent the information required is contained in periodic reports filed by the registrant pursuant to Section 13 or
      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated herein by reference.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia on the 15th day of July 1996.

                                        NHP INCORPORATED


                                        By:   /s/ J. RODERICK HELLER, III
                                           -------------------------------------
                                           J. Roderick Heller, III
                                           Chief Executive Officer and President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints J. Roderick Heller, III and Joel F. Bonder as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                        Title                   Date
         ---------                        -----                   ----

/s/ J. RODERICK HELLER, III  Chairman of the Board,           July 15, 1996
- ---------------------------  Chief Executive Officer,
  J. Roderick Heller, III    President and Director
                             (principal executive officer)

    /s/ ANN TORRE GRANT      Executive Vice President,        July 15, 1996
- ---------------------------  Chief Financial Officer
      Ann Torre Grant        and Treasurer
                             (principal financial officer)

    /s/ JEFFREY J. OCHS      Vice President and Chief         July 15, 1996
- ---------------------------  Accounting Officer
      Jeffrey J. Ochs        (principal accounting officer)

         Signature                        Title                   Date
         ---------                        -----                   ----

   /s/ RICHARD S. BODMAN     Director                         July 15, 1996
- ---------------------------
     Richard S. Bodman

/s/ JOHN W. CREIGHTON, JR.   Director                         July 15, 1996
- ---------------------------
  John W. Creighton, Jr.

    /s/ LLOYD N. CUTLER      Director                         July 15, 1996
- ---------------------------
      Lloyd N. Cutler

  /s/ MICHAEL R. EISENSON    Director                         July 15, 1996
- ---------------------------
    Michael R. Eisenson

     /s/ TIM R. PALMER       Director                         July 15, 1996
- ---------------------------
       Tim R. Palmer

/s/ HERBERT S. WINOKUR, JR.  Director                         July 15, 1996
- ---------------------------
  Herbert S. Winokur, Jr.

                                 EXHIBIT INDEX



EXHIBIT
NUMBER     DESCRIPTION                                                                            PAGE
- -------    -----------                                                                            ----
5          Opinion of Wilmer, Cutler & Pickering                                                   1

23.1       Consent of Wilmer, Cutler & Pickering (contained in their opinion filed as Exhibit 5)   1

23.2       Consent of Arthur Andersen LLP dated July 12, 1996                                      4

24         Power of attorney (included on signature page)
